Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-162407 and 333-174393) of Select Medical Holdings Corporation of our report dated February 26, 2016, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

February 26, 2016

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103

T: (267) 330 3000 , F: (267) 330 3300, www.pwc.com/us